United States Steel Corporation Second Quarter 2018 Earnings Presentation & Remarks August 1, 2018 United States Steel Corporation 1

Forward-looking Statements These slides and remarks are being provided to assist readers in understanding the results of operations, financial condition and cash flows of United States Steel Corporation for the second quarter of 2018. They should be read in conjunction with the consolidated financial statements and Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. This presentation contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries. United States Steel Corporation Explanation of Use of Non-GAAP Measures We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA, segment EBITDA, and net debt, which are all non-GAAP measures, as additional measurements to enhance the understanding of our performance. We believe that EBITDA and segment EBITDA, considered along with net earnings (loss) and segment earnings (loss) before interest and income taxes, are relevant indicators of trends relating to our operating performance and provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models which utilize enterprise value. We believe the cash conversion cycle is a useful measure in providing investors with information regarding our cash management performance and is a widely accepted measure of working capital management efficiency. The cash conversion cycle should not be considered in isolation or as an alternative to other GAAP metrics as an indicator of performance. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains on the sale of ownership interests in equity investees, facility restart costs, restructuring charges, significant temporary idling charges, debt extinguishment and other related costs, and effects of tax reform that are not part of the Company’s core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains on the sale of ownership interests in equity investees, facility restart costs, restructuring charges, and significant temporary idling charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc. gains on the sale of ownership interests in equity investees, facility restart costs, restructuring charges, significant temporary idling charges, debt extinguishment and other related costs and effects of tax reform that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company’s liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Guidance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. United States Steel Corporation 2

Second Quarter 2018 Financial Highlights Reported Net Earnings Adjusted Net Earnings $ Millions $ Millions $261 $262 $214 $189  Second quarter reported net 2Q 2017 2Q 2018 2Q 2017 2Q 2018 earnings of $214 million; second quarter adjusted net earnings of $262 million Segment EBIT1 Adjusted EBITDA2 $ Millions $ Millions  Second quarter adjusted EBITDA of $451 $451 million $321 $376 $255 2Q 2017 2Q 2018 2Q 2017 2Q 2018 1 Earnings before interest and income taxes 2 Earnings before interest, income taxes, depreciation and amortization United States Steel Corporation Note: For reconciliation of non-GAAP amounts see Appendix. The second quarter was another strong quarter in which we generated adjusted EBITDA of $451 million, a $75 million improvement compared to the second quarter of 2017. In the second quarter, we continued executing investments in our people and our assets as we work towards our objective of achieving operational excellence through a focus on safety, quality, delivery, and cost. We believe that executing well in these areas is the foundation for long term success and value creation. We are focused on the pillars of operational excellence – safety, quality, delivery, and cost, and are confident that improving our performance in these key areas will help us:  Create value for all U. S. Steel stakeholders, including employees, customers, unions, suppliers, communities in which we operate, and our stockholders  Develop distinct competitive advantages and solutions for our customers  Have success through business cycles  Drive predictable, sustainable, profitable growth in the future, including reinvestment in our business that provides returns in excess of our cost of capital 3

Second Quarter Segment Results
Flat-Rolled
Adjusted EBIT[1] $ Millions
$220 $224
2Q 2017 2Q 2018
Adjusted EBITDA[2] $ Millions
+5%
$301 $316
2Q 2017 2Q 2018
U. S. Steel Europe
Adjusted EBIT[1] $ Millions
$55 $115
2Q 2017 2Q 2018
Adjusted EBITDA[2] $ Millions
+89%
$72 $136
2Q 2017 2Q 2018
Tubular
Adjusted EBIT[1] $ Millions
($29) ($35)
2Q 2017 2Q 2018
Adjusted EBITDA[2] $ Millions
-35%
($16) ($23)
2Q 2017 2Q 2018
Flat-rolled Adjusted EBITDA Bridge
2Q 2017 vs. 2Q 2018 ($ Millions)
$301 $240 ($125) ($18) ($82) $316
2Q 2017 Commercial Raw Materials Maintenance & Outage Other 2Q 2018
U. S. Steel Europe Adjusted EBITDA Bridge
2Q 2017 vs. 2Q 2018 ($ Millions)
$72 $39 $23 ($8) $10 $136
2Q 2017 Commercial Raw Materials Maintenance & Outage Other 2Q 2018
Tubular Adjusted EBITDA Bridge
2Q 2017 vs. 2Q 2018 ($ Millions)
($16) $34 ($29) ($7) ($5) ($23)
2Q 2017 Commercial Raw Materials Maintenance & Outage Other 2Q 2018
1 Earnings before interest and income taxes
2 Earnings before interest, income taxes, depreciation and amortization
Note: For reconciliation of non-GAAP amounts see Appendix.
United States Steel Corporation

Flat-Rolled 2Q 2017 vs. 2Q 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices and increased shipments of substrate to our Tubular segment.

Raw Materials – The unfavorable impact is primarily the result of higher raw material costs across all raw material categories.

Maintenance and Outage – The unfavorable impact is primarily the result of higher outage spending.

Other – The unfavorable impact is primarily the result of higher variable compensation. Also, 2Q 2017 included a non-recurring favorable impact related to the change in our capitalization and depreciation policy that we implemented in 2017 of approximately $45 million.

U. S. Steel Europe 2Q 2017 vs. 2Q 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices.

Raw Materials – The favorable impact is primarily the result of a favorable first-in-first-out (FIFO) inventory impact, partially offset by higher raw materials costs.

Maintenance and Outage – The unfavorable impact is primarily the result of higher outage spending.

Other – The favorable impact is primarily due to the change in the U.S. Dollar / Euro exchange rate.

Tubular 2Q 2017 vs. 2Q 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices.

Raw Materials – The unfavorable impact is primarily the result of higher prices for steel substrate.

Maintenance and Outage – The unfavorable impact is primarily the result of higher outage spending.

Other – The unfavorable impact is primarily the result of higher variable compensation and increased overhead costs.

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First Half Segment Results
Flat-Rolled
Adjusted EBIT¹ $ Millions
$132
$257
1H 2017 1H 2018
Adjusted EBITDA² $ Millions
+41%
$312
$439
1H 2017 1H 2018
U. S. Steel Europe
Adjusted EBIT¹ $ Millions
$142
$225
1H 2017 1H 2018
Adjusted EBITDA² $ Millions
+49%
$178
$266
1H 2017 1H 2018
Tubular
Adjusted EBIT¹ $ Millions
($86)
($62)
1H 2017 1H 2018
Adjusted EBITDA² $ Millions
+36%
($58)
($37)
1H 2017 1H 2018
Flat-rolled Adjusted EBITDA Bridge
1H 2017 vs. 1H 2018 ($ Millions)
$312
$332
($166)
($30)
($9)
$439
1H 2017 Commercial Raw Materials Maintenance & Outage Other 1H 2018
U. S. Steel Europe Adjusted EBITDA Bridge
1H 2017 vs. 1H 2018 ($ Millions)
$178
$73
($20)
($10)
$45
$266
1H 2017 Commercial Raw Materials Maintenance & Outage Other 1H 2018
Tubular Adjusted EBITDA Bridge
1H 2017 vs. 1H 2018 ($ Millions)
($58)
$76
($41)
($14)
$0
($37)
1H 2017 Commercial Raw Materials Maintenance & Outage Other 1H 2018
1 Earnings before interest and income taxes
2 Earnings before interest, income taxes, depreciation and amortization
Note: For reconciliation of non-GAAP amounts see Appendix.
United States Steel Corporation

Flat-Rolled 1H 2017 vs. 1H 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices and increased shipments of substrate to our Tubular segment.

Raw Materials – The unfavorable impact is primarily the result of higher raw material costs across all raw material categories, partially offset by lower planned outage costs at our mining operations.

Maintenance and Outage – The unfavorable impact is primarily the result of higher outage spending, partially offset by lower maintenance costs.

Other – The unfavorable impact is primarily the result of higher variable compensation, partially offset by lower energy costs.

U. S. Steel Europe 1H 2017 vs. 1H 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices.

Raw Materials – The unfavorable impact is primarily the result of higher raw materials costs, partially offset by a favorable first-in-first-out (FIFO) inventory impact.

Maintenance and Outage – The unfavorable impact is primarily the result of higher outage spending.

Other – The favorable impact is primarily due to the change in the U.S. Dollar / Euro exchange rate.

Tubular 1H 2017 vs. 1H 2018 Adjusted EBITDA Bridge:

Commercial – The favorable impact is primarily the result of higher average realized prices.

Raw Materials – The unfavorable impact is primarily the result of higher prices for steel substrate.

Maintenance and Outage – The unfavorable impact is primarily the result of a planned outage in 1Q 2018.

Other – The change is not material.

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2018 3Q and Full Year Guidance Guidance: • 3Q 2018 Adjusted EBITDA of approximately $525 million • Full Year 2018 Adjusted EBITDA of approximately $1.85 - $1.90 billion Note: For reconciliation of non-GAAP amounts see Appendix United States Steel Corporation We are seeing operational benefits in the assets in which we are investing and market conditions remain supportive of increased earnings. We currently expect third quarter 2018 adjusted EBITDA will be approximately $525 million. We expect our Flat-rolled segment results to continue to improve as more of our adjustable contract and spot shipments realize the benefit of second quarter increases in index prices, partially offset by higher planned outage costs. We expect results for our Tubular segment to turn positive, as selling price increases catch up to the rising substrate costs we saw in the first half of the year. We expect results for our European segment to be lower in the third quarter, primarily due to planned outages that coincide with normal seasonal customer demand patterns. Based on our progress to date, we are increasing full-year 2018 adjusted EBITDA guidance to approximately $1.85 - $1.90 billion. See the Appendix for the reconciliation of Guidance net earnings to consolidated Guidance adjusted EBITDA. 6

Financial Flexibility Strong cash and liquidity positions Cash from Operations1 Cash and Cash Equivalents $ Millions $ Millions +$798 Maintained strong +$465 $1,515 $1,553 cash conversion $825 $754 $1,231 cycle of 29 days $755 $360 $293 YE 2015 YE 2016 YE 2017 1H 2018 YE 2015 YE 2016 YE 2017 1H 2018 Total Estimated Liquidity Net Debt Our liquidity $ Millions $ Millions +$975 provides support -$1,233 for our asset $3,350 $2,383 $2,899 $3,021 revitalization $2,375 $1,516 program, as well $1,314 $1,150 as investments that will drive long-term YE 2015 YE 2016 YE 2017 1H 2018 YE 2015 YE 2016 YE 2017 1H 2018 profitable growth 1 2016 and 2017 Cash from Operations amounts have been adjusted due to the retrospective application of accounting standards update 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Payments” that was effective January 1, 2018. There was no impact to 2015 Cash from Operations. Note: For reconciliation of non-GAAP amounts see Appendix United States Steel Corporation Cash from operations was $293 million in the first half of 2018, primarily due to increased earnings, partially offset by a $242 million change in working capital. Cash and cash equivalents decreased by $322 million in the first half of 2018, primarily due to capital spending of $381 million and a net repayment of long-term debt of $234 million. The decrease in total estimated liquidity reflects the decrease in cash and cash equivalents. Our cash and liquidity position continues to provide support for our investment in asset revitalization at our Flat-rolled facilities, as well as future investments that will drive long-term profitable growth. 7

Reducing Risk Improving our debt maturity profile to support execution of our strategy Liquidity and Debt Maturity Profile as of 6/30/2018 Cash and cash equivalents Availability under credit facilities ----- $480M ----- $3,021M $1,231 $750M $758M $527M $405 $1,790 $60M $2M $59M $4M $10M $0M Cash and 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027+ Liquidity as of 6/30/2016 Cash and cash equivalents Availability under credit facilities ----- $2,323M ----- $1,235M $2,409M $820 $597M $454M $410M $1,589 $165M $108M $44M $50M $59M $0M $60M $0M Cash and 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027+ Liquidity United States Steel Corporation This chartFinancial shows how ourFlexibility liquidity position and debt maturity profile have improved since mid-year 2016. We accessed the debt and equity capital markets four times since May of 2016 to enhance liquidity and address near-term financing risks. In May 2016, we issued $980 million of Secured Notes due in 2021, and retired $944 million of debt scheduled to mature in 2017, 2018, 2020, and 2021. We also repurchased $88 million of our Senior Notes during 2016 as a part of our liability management program to de-leverage the balance sheet longer term. In August 2016, we issued 21.7 million shares of stock through an underwritten public offering, receiving net proceeds of approximately $482 million. In August 2017, we continued to de-risk the balance sheet by issuing $750 million of Senior Unsecured Notes due in 2025, and using the proceeds, together with cash on hand, to retire $761 million of debt scheduled to mature in 2018, 2021, and 2022. In December 2017, we used cash on hand to redeem $200 million of 8.375% Senior Secured Notes. On March 13, 2018, we issued $650 million of 6.25% Senior Unsecured Notes due in 2026, and used the proceeds, together with cash on hand, to retire the remaining balance of $780 million of 8.375% Senior Secured Notes due in 2021. We also repurchased $75 million of our Senior Notes during 2018 as part of our liability management program to de-leverage the balance sheet longer term. We repurchased $31 million and $44 million of our Senior Notes due in 2020 in the second and third quarters respectively. As of July 31, 2018, approximately $355 million of our Senior Notes due in 2020 remain outstanding. 8

2018 Strategy Execution Progress  Strong emphasis on our thirteen most critical assets  Operational and commercial benefits by 2020 Revitalize Our - Increase raw steel production capability by approximately 1 million tons Flat-Rolled - $275 - $325 million annual EBITDA Assets improvement expected by 2020  Announced restart of both blast furnaces and steelmaking facilities at Granite City Works - Anticipating incremental shipments of Optimize Our approximately 100,000 tons per month beginning in July from blast furnace “B” Portfolio - Anticipating incremental shipments of approximately 75,000 tons per month beginning in October for blast furnace “A”  Construction of a new continuous galvanizing line (CGL) at PRO-TEC Coating Company Invest in - Expanding market leadership position in Generation 3 advanced high strength steel Strategic Growth (AHSS)  Develop new premium connections for Tubular customers; our current suite of connections continue to gain customer acceptance United States Steel Corporation We continue to make good progress on our asset revitalization program and remain focused on achieving the quality and reliability improvements we committed to for 2018. Our goal is to deliver consistent, reliable earnings longer term with our focus on delivering sustainable operational improvements by 2020. We are always looking for opportunities to optimize our portfolio of businesses to better serve our customers. We are taking a hard look at all the products and markets we serve in each of our segments to determine how we can more fully capitalize on our product capabilities and market positions. We have made many difficult decisions over the last few years related to under-performing and non-core assets, and we must always be open to exploring opportunities that can strengthen and grow our market position, improve our long-term earnings power, and create value for our stockholders. It is our job to create value for all of our stakeholders. We are revitalizing our existing assets, developing our people, increasing our value-added product mix at U. S. Steel Europe, strengthening our position in Advanced High Strength Steel for our Flat-Rolled customers, and developing new Premium Connections for our Tubular customers. 9

Focusing on operations Flat-Rolled Segment asset revitalization program A comprehensive program to: • Improve our profitability and competitiveness • Meet the increasing expectations of our customers A structured and flexible program: • Smaller and less complex projects to reduce execution risk • Adaptable to changing business conditions Multi-year implementation timeline to: • Minimize disruptions to our operations • Ensure we continue to support our customers United States Steel Corporation Our Flat-Rolled segment asset revitalization program is a comprehensive investment plan with a focus on improving safety, quality, delivery, and cost. As we revitalize our assets, we expect to increase profitability, productivity, operational consistency, and reduce volatility. This program is designed to prioritize investment in the areas with the greatest expected returns. Importantly, while this is a large program, the majority of projects are not large, complex projects. This means that projects are easier to execute. Due to the smaller nature of many of the projects, we do not have to complete the entire program in order to start seeing benefits. Also, by breaking the program down into a series of smaller projects, we have greater flexibility to adjust the scope and pace of project implementation based on changes in business conditions. Our asset revitalization program covers investments in our existing assets, but is not just sustaining capital and maintenance spending; the projects were selected to deliver both operational and commercial benefits, with most of the benefits coming from operational improvements. The commercial benefits we expect to realize will be driven primarily by things we can control, such as better product quality, improved delivery performance, and increased throughput on constrained assets. Being regarded as a top quartile performer in the eyes of our customers will support sustainable commercial benefits from these investments. After we complete our full asset revitalization program, we expect to have a strong core infrastructure, and strong reliability centered maintenance organizations. We will deliver products to our customers with improved reliability and quality. While this program only covers our existing assets, it is intended to create a stable foundation for our future as we continue to evaluate strategic growth projects to strengthen our position as the markets we serve continue to grow and evolve. The benefits of the asset revitalization program are evident after just one year, as we have achieved performance improvements from assets in which we have invested. We continue to experience operational challenges on assets we have not yet fully addressed. We expect further improvements in performance as we execute the remainder of our structured asset revitalization program. 10

Flat-Rolled Segment asset revitalization program

Projected capital spending by production process

Iron Making	Steel Making	Hot Rolling	Finishing
Blast furnace	**BOP, QBOP & slab caster**	**Hot strip mill**	**Cold mill & finishing unit**
			
• Converting raw materials to liquid iron	• Converting liquid iron to liquid steel • Converting liquid steel to steel slabs	• Converting slabs to hot rolled coils	• Pickling • Cold rolling • Coating, Tin
~$300 million	~$300 million	~$500 million	~$400 million

Total Asset Revitalization program is $2.0 billion, comprised of $1.5 billion of capital and $0.5 billion of expense

United States Steel Corporation

The total size of the program is $2 billion, with the projected split between capital and expense being $1.5 billion capital and $500 million expense.

We currently expect 2018 total Flat-Rolled segment maintenance and outage expense, which include expenses related to the asset revitalization program, to be comparable with 2017.

We are investing in our assets throughout the entire production process, with targeted improvements in operating efficiency, unplanned downtime, reliability, quality, and costs. While this program covers a wide range of assets in our Flat-Rolled segment, we are placing a strong emphasis on our thirteen most critical assets. In iron making, these critical assets are the blast furnaces at Gary Works and Great Lakes Works. In steel making, they are the steel shop and caster at Gary Works and the steel shop at Mon Valley Works. In hot rolling, they are the hot strip mills at Gary Works, Great Lakes Works, and Mon Valley Works. In finishing, it is the cold mill at Mon Valley Works.

We currently expect the timing of the future capital spending for our asset revitalization program to be as follows:

- Approximately $275 - $325 million in 2018
- Balance to be spent in 2019 and 2020

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Flat-Rolled Segment asset revitalization program

Performance Scorecard: All 2017 Targets Achieved


EBITDA improvement
$ Millions
$21M
$75-$100M
$275-$325M
2017 Target
2017 Actual
2018 Target
2020 Exit Rate
Capital Spending
$ Millions
$200 - $250M
$249M
$275-$325M
$1.5B
2017 Target
2017 Actual
2018 Target
Total Program
Quality
% Improvement vs. 2016 Base
7%
9%
12%
+25%
2017 End of Year Target
2017 End of Year Actual
2018 End of Year Target
2020 End of Year Target
Reliability (including Unplanned Maintenance Downtime)
% Improvement vs. 2016 Base
3%
7%
8%
+16%
2017 End of Year Target
2017 End of Year Actual
2018 End of Year Target
2020 End of Year Target

Total Asset Revitalization program is $2.0 billion, comprised of $1.5 billion of capital and $0.5 billion of expense

United States Steel Corporation

We have developed a performance scorecard that includes two financial and two non-financial metrics for tracking our progress on implementing our Flat-Rolled Segment asset revitalization program. We believe these metrics will effectively measure the success of the program.

We made good progress in 2017, exceeding the EBITDA, quality, and reliability improvements we had committed to for 2017. We have established the additional improvements we expect to achieve in 2018, and are confident that we will deliver on these objectives.

By the end of 2020 we expect the Flat-Rolled Segment asset revitalization program to deliver three key benefits that we believe will increase the value creation potential of our business:

1. **Risk reduction:** Stabilize and de-risk our operations
2. **Cash flow generation:** EBITDA improvement of approximately $275 - $325 million annually as compared with 2016 as the base year, assuming 2016 raw materials costs and other market factors
3. **Growth:** Increased slab production capability at Gary Works, Great Lakes Works and Mon Valley Works by a total of approximately 1 million tons as compared with 2016

This projected EBITDA improvement of $275 - $325 million annually would imply an internal rate of return range of 15% - 20%, well above our weighted average cost of capital.

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Flat-Rolled Segment asset revitalization program

Project update

Production Process	Completed Project	Future Project
Iron Making	• Gary Works 8 BF PCI Transport and Distribution Lines • $1 million investment • Completed in 2Q 2018 • Improve reliability	• Great Lakes Works D4 BF Stove 1 Rebuild • $25 million estimated investment • Estimated to be completed in 3Q 2018 • Improve reliability
Steel Making	• Gary Works B Caster Stopper Rod • $2 million investment • Completed in 2Q 2018 • Improve quality, yield and reduce cost	• Great Lakes Works Slag Stopper System • $5 million estimated investment • To be completed in 3Q 2018 • Improve yield, quality, and reduce cost
Hot Rolling	• Gary Works HSM Slab Preparation Improvement • < $1 million investment • Completed in 2Q 2018 • Improve quality	• Great Lakes Works Replace HSM Coiler Hydraulic System • $5 million estimated investment • To be completed in 3Q 2018 • Improve reliability and reduce cost
Finishing	• Gary Works ETL5 Enhancements • $8 million investment • Completed in 2Q 2018 • Improve quality and reliability	• Midwest Tin Enhancements • $36 million estimated investment • To be completed in 4Q 2018 • Improve quality and reliability

BF = Blast Furnace
PCI = Pulverized Coal Injection
HSM = Hot Strip Mill
ETL=Electrolytic Tin Line

United States Steel Corporation

We have completed numerous projects so far this year, started hundreds more, and are in the planning and development stage for additional projects. A selection of completed and upcoming projects are below:

Iron Making - Great Lakes Works D4 BF Stove 1 Rebuild
- Extensive repairs and replacement of the stove scheduled for August
- Includes the replacement of refractory, the stove dome shell, and various stove valves and piping
- Stove rebuild will improve reliability and hot blast temperature, reducing fuel costs

Steel Making – Gary Works B Caster Stopper Rods
- B caster stopper rods and mold level control installed in second quarter
- Includes conversion of the existing tundish slide gate and mold level sensor to new stopper rod and mold level control system
- The new system has improved slab surface and internal quality and will reduce costs associated with refractory replacement

Hot Rolling - Great Lakes Works Replace HSM Coiler Hydraulic System
- Installation is ongoing with commissioning planned in August
- Includes new hydraulic power units, reservoir tank, piping, valves and controls
- Project to reduce unplanned downtime and maintenance repair costs

Finishing – Gary Works ETL5 Enhancements
- Enhancements completed in April 2018
- Included the installation of induction melters and quench tank, a new tension leveler, and upgrades to the cleaner and pickle sections
- Has resulted in substantially improved surface quality, flatness, and reliability on our Gary Tin assets to better serve our customers

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Business Update Operating updates Iron ore mining facilities Flat-Rolled steel making facilities Flat-Rolled finishing facilities U. S. Steel Europe Tubular facilities United States Steel Corporation Flat-rolled At our iron ore mining operations, we are operating both our Minntac and Keetac facilities. Our Keetac facility successfully resumed pellet production on February 24, 2017 after having been idled for nearly two years. The restart of Keetac helps support our third party pellet sales, while continuing to meet our current domestic steel making needs. We continue to operate the steel making and finishing facilities at our Gary, Great Lakes, and Mon Valley Works. We continue to operate the hot strip mill and finishing facilities at our Granite City Works, and we began shipping steel from the restarted “B” blast furnace and steel making facilities at Granite City Works on June 13. We currently expect to restart the “A” blast furnace on or around October 1. We continue to operate the finishing facilities at our Fairfield, Midwest, East Chicago, and Fairless Hills locations. U. S. Steel Europe Our European operations are seeing stable market conditions and are running at high levels. Tubular Facilities We are currently operating our seamless mills in Fairfield, AL and Lorain, OH. Our seamless mill in Fairfield produces mid-range diameter pipe, while our Lorain #3 mill produces large diameter pipe that is historically used for off-shore drilling. We are currently purchasing rounds from third parties to feed our seamless mills. We restarted our Lone Star #2 welded pipe mill in late April 2017. 14

A Principled Company Committed to Our Core Beliefs Safety Environmental Stewardship  Benchmarking critical safety  Committed to effective activities environmental stewardship  Development of enhanced Safety  Enhanced environmental Management System performance  Initiation of new safety  Investigated, created, and communication methods implemented best practice  Enhanced contractor safety solutions to manage and reduce processes energy consumption United States Steel Corporation Safety Our objective is to attain a sustainable zero harm culture supported by leadership and owned by an engaged and highly skilled workforce, empowered with the capabilities and resources needed to assess, reduce, and eliminate workplace risks and hazards. Global OSHA Recordables • 2018 Recordable Rate 2x better than BLS Iron and Steel Mills • 2018 Recordable Rate 35% better than AISI Days Away From Work • 2018 Days Away Rate 6x better than BLS Iron and Steel Mills • 2018 Days Away Rate 58% better than AISI Serious Injury Index (greater than or equal to 31 Days Away) • 2018 Serious Injury Index 18x better than BLS Iron and Steel Mills BLS = U.S. Bureau of Labor Statistics AISI = American Iron and Steel Institute Environmental Stewardship Environmental stewardship is a core value at U. S. Steel, stemming from the Gary Principles. As a company, U. S. Steel articulates its core value of environmental stewardship through three basic principles that are the responsibility of all of our employees and our operations. These principles are: • Compliance with environmental laws and regulations; • Continuous improvement in environmental and resource management; and • Continued reduction of emissions through innovation. 15

Trade Update • Administration focused on fair trade and threat of steel imports to national and economic security. • Strongly support the Administration’s Section 232 action (25% tariff or restrictive country quotas) to defend our national security by ensuring the long-term viability of the domestic steel industry. • Continue to pursue vigorous enforcement of U.S. laws to address unfairly traded imports of steel. United States Steel Corporation We are encouraged by the Trump Administration’s actions to address the threat to the U.S. manufacturing base, our economic competitiveness and our national security from unfairly traded steel imports and global excess capacity. We strongly support the Section 232 action. A reduction in steel imports is necessary to achieve the domestic capacity utilization levels necessary to ensure the industry’s long-term viability and ability to provide for our Nation’s security. U. S. Steel will continue to pursue vigorous enforcement of U.S. laws to address unfairly traded imports of steel. 16

Appendix © 2011 United States Steel Corporation United States Steel Corporation Other Items Capital Spending 2017 actual: $505 million 2018 estimate: $950 million Depreciation, Depletion and Amortization 2017 actual: $501 million 2018 estimate: $520 million Pension and Other Benefits Costs 2017 actual: $187 million 2018 estimate: $195 million Pension and Other Benefits Cash Payments (excluding voluntary pension contributions) 2017 actual: $131 million 2018 estimate: $131 million United States Steel Corporation 17

Flat-Rolled Segment

Sources: Wards / AHAM / Customer Reports / AISI / US Census Bureau / Platts-FWDodge / Dept of Commerce / AIA / NAHB / MSCI

Major end markets summary

Automotive	June vehicle sales beat forecasts at 17.38 million sales SAAR; best of 2018 and ~800k better than June '17 SAAR. Vehicle inventories increased 4 days to 68 days to begin 2nd half, but 6 days better than July 1 of last year. Truck share continues to grow, and now stands at 2/3 of the YTD 2018 vehicle sales.
Industrial Equipment	Increased spending in both the construction and energy markets have translated into improved demand for yellow goods year to date, with expectations that this trend will continue. Industrial equipment manufacturers are paying close attention to a potential infrastructure bill.
Tin Plate	2018 tin mill products domestic mill shipments have been flat through the first 5 months of the year. Imports slowed since the early part of the year, and are now down by 3% through May based on preliminary data, suggesting apparent consumption is down so far in 2018.
Appliance	June AHAM major appliance unit shipments of ~4.7 million fell by 4% year over year. Home laundry fell significantly for the second month in a row y-o-y, but offset by food preservation. YTD unit shipments are flat, and some manufacturers are revising lower their 2018 growth forecasts.
Pipe and Tube	After a brief pause in large job awards, global energy prices have accelerated and are creating more line pipe demand to move U.S. energy resources around the country. Structural tubing sentiment remains strong in line with construction demand. Higher rig counts and steel intensity/rig improving OCTG demand, but imports muting domestic demand.
Construction	June Architectural Billing Index slows 2.8% to 51.3, but YTD 2018 pacing 0.4 points ahead of 2017 YTD average. Housing permits decrease 2.2% in June to a SAAR of 1.273 million versus a high May. Conversely, NAHB's June Housing Market Index was a strong reading of 68, yet concerns cited regarding rising construction costs. The Dodge Momentum Index, an early measure of Non-Residential construction, increased by 0.8% in June, led by a Commercial Construction increase of 1.1%. The index is nearing a 10 year high.
Service Center	June MSCI carbon flat rolled shipments seasonally fell from May, but are higher year over year. Tons per day shipped of 111,300 tons is up 6.5% versus June 2017. Inventory levels to finish June remain a healthy 2.0 months in total, which is flat versus May and up 0.1 month versus year ago levels.

United States Steel Corporation

U. S. Steel Europe Segment

Sources: Eurofer, USSK Marketing, IHS, Eurometal, Euroconstruct

Major end markets summary

Automotive	EU Light Vehicle Car production reached 5.1 million units in 2Q 2018, an increase of 4.9% y-o-y. EU car production is projected to grow by 3.8% y-o-y in 3Q 2018 to 4.3 million units. Increase of 2.3% y-o-y to 19.3 million units is currently projected for 2018. Total V4 car production reached 0.95 million units in 2Q 2018, an increase of 3.3% y-o-y. V4 car production is anticipated to increase by 7.9% y-o-y in 3Q 2018 to 0.80 million units. V4 car production is projected to increase by 4.5% y-o-y in 2018 to 3.6 million units.
Appliance	The EU appliance sector production increased by 5.2% y-o-y in 2Q 2018. In 3Q 2018, production is expected to increase by 4.4% y-o-y. Demand is driven by small and SMART appliances. The market in the EU is anticipated to grow by 4.4%, with 8.7% growth in Central Europe, in 2018. The highest increase in the sector is projected in Hungary.
Tin Plate	EU tin consumption in Q2 increased by 4% y-o-y. As the green peas season is over, consumption of cans in Q3 will be switched to sweet corn packaging. However, as demand for sweet corn is slightly lower, the demand in Q3 is expected to decrease by 2.5% y-o-y. 2018 consumption is projected to increase by 1% versus 2017.
Construction	The main drivers behind the current construction boom are the economic upturn, low interest rates, migratory flows and the investment backlog that has accumulated since the financial crisis. In 2018 construction is expected to grow by 2.7% in the EU.
Service Centers	The latest data from German stockholders association showed that the service center stocks moved closer to normal in June from high levels in May, indicating that the period of limited buying could dwindle somewhat.

18

United States Steel Corporation

Tubular Segment

Sources: Baker Hughes, US Energy Information Administration, Preston Publishing, Internal

Market industry summary

Oil Rig Count	The oil rig count averaged 843 during 2Q, an increase of 8% q-o-q. As of July 6, 2018, there were 863 active oil rigs.
Gas Rig Count	The natural gas rig count averaged 195 during 2Q, an increase of 5% q-o-q. As of July 6, 2018, there were 187 active natural gas rigs.
Natural Gas Storage Level	As of June 29, 2018, there was 2.2 Tcf of natural gas in storage, down 25% y-o-y.
Oil Price	The West Texas Intermediate oil price averaged $68 per barrel during 2Q, up 8% q-o-q.
Natural Gas Price	The Henry Hub natural gas price averaged $2.85 per million btu during 2Q, down 6% q-o-q.
Imports	Imports of OCTG remain high. During 2Q, import share of OCTG apparent market demand is projected to be approximately 50%.
OCTG Inventory	Overall, OCTG supply chain inventory remains near 3 months.

United States Steel Corporation

U. S. Steel Commercial – Contract vs. Spot

Contract vs. spot mix – twelve months ended June 30, 2018

Flat-Rolled

Contract: 78%
Spot: 22%


1%
15%
31%
23%
8%
22%
Firm
Cost Based
Spot
Market Based Quarterly*
Market Based Monthly*
Market Based Semi Annual*

Tubular

Program: 37%
Spot: 63%


37%
63%
Program
Spot

U. S. Steel Europe

Contract: 67%
Spot: 33%


9%
5%
41%
33%
12%
Firm
Cost Based
Spot
Market Based Quarterly*
Market Based Monthly*

* Annual contract volume commitments with price adjustments in stated time frame

19

United States Steel Corporation

First Quarter 2018 vs. Second Quarter 2018

Flat-Rolled segment EBITDA Bridge
1Q 2018 vs. 2Q 2018 ($ Millions)



$123
$254
($28)
$2
($35)
$316
1Q 2018
Commercial
Raw Materials
Maintenance & Outage
Other
2Q 2018

Commercial change is primarily due to higher average realized prices

Raw Materials change is primarily due to higher raw materials costs across all raw materials categories, partially offset by normal seasonal improvements at our mining operations

Maintenance & Outage change is not material

Other change is primarily due to higher variable compensation

U. S. Steel Europe segment EBITDA Bridge
1Q 2018 vs. 2Q 2018 ($ Millions)



$130
$31
($9)
($6)
($10)
$136
1Q 2018
Commercial
Raw Materials
Maintenance & Outage
Other
2Q 2018

Commercial change is primarily due to higher average euro-based realized prices

Raw Materials change is primarily due to an unfavorable first-in-first-out (FIFO) inventory impact

Maintenance & Outage change is primarily due to higher outage spending

Other change is primarily due to the change in the U.S. Dollar / Euro exchange rate

Tubular segment EBITDA Bridge
1Q 2018 vs. 2Q 2018 ($ Millions)



($14)
$10
($20)
$7
($6)
($23)
1Q 2018
Commercial
Raw Materials
Maintenance & Outage
Other
2Q 2018

Commercial change is primarily due to higher average realized prices and increased shipments

Raw Materials change is primarily due to higher prices for steel substrate

Maintenance & Outage change primarily is due to lower outage spending

Other change is primarily due to higher variable compensation

Note: For reconciliation of non-GAAP amounts see Appendix.

United States Steel Corporation

Total Corporation

Total Corporation Adjusted EBITDA Bridge
2Q 2017 vs. 2Q 2018 ($ Millions)



$376
$313
($131)
($33)
($74)
$451
2Q 2017
Commercial
Raw Materials
Maintenance & Outage
Other
2Q 2018

Total Corporation Adjusted EBITDA Bridge
2Q 2017 vs. 2Q 2018 ($ Millions)



$376
$15
$64
($7)
$3
$451
2Q 2017
Flat-Rolled
U. S. Steel Europe
Tubular
Other Businesses
2Q 2018

Total Corporation Adjusted EBITDA Bridge
1H 2017 vs. 1H 2018 ($ Millions)



$468
$481
($227)
($54)
$38
$706
1H 2017
Commercial
Raw Materials
Maintenance & Outage
Other
1H 2018

Total Corporation Adjusted EBITDA Bridge
1H 2017 vs. 1H 2018 ($ Millions)



$468
$127
$88
$21
$2
$706
1H 2017
Flat-Rolled
U. S. Steel Europe
Tubular
Other Businesses
1H 2018

Note: For reconciliation of non-GAAP amounts see Appendix.

20

United States Steel Corporation

Pension

Expense and funded status

Participants by Type of Plan			
Type of Plan	**12/31/2003**	**12/31/2016**	**12/31/2017**
Defined Benefit	15,574	4,710	4,220
Multiemployer	6,043	9,730	9,306
Defined Contribution	1,627	3,535	3,651
Total	23,244	17,975	17,177



Pension – Expense
$ Millions
$412 $396 $337 $291 $106 $109 $135
2012 2013 2014 2015 2016 2017 2018E



Pension – Benefit Obligations
$ Billions
$11.3 $10.3 $7.3 $6.4 $6.2 $6.1
2012 2013 2014 2015 2016 2017



Pension – Underfunded Status
$ Billions
Funded status 93%
$2.7 $1.1 $1.0 $0.7 $0.7 $0.4
2012 2013 2014 2015 2016 2017



Pension – Service Cost
$ Millions
$118 $128 $106 $102 $54 $50
2012 2013 2014 2015 2016 2017

Major Assumptions:

Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, and 4.00% for 2017 and 2018E

Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, 7.25% for 2017, and 6.85% for 2018E

Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014

United States Steel Corporation

OPEB

Expense and funded status



OPEB – Expense
$ Millions
$100 $55 -$25 -$40 -$4 $78 $60
2012 2013 2014 2015 2016 2017 2018E



OPEB – Benefit Obligations
$ Billions
$3.9 $3.4 $2.7 $2.3 $2.4 $2.4
2012 2013 2014 2015 2016 2017



OPEB – Service Cost
$ Millions
$28 $27 $22 $21 $20 $17
2012 2013 2014 2015 2016 2017



OPEB – Underfunded Status
$ Billions
Funded status 86%
$2.2 $1.4 $0.6 $0.3 $0.4 $0.3
2012 2013 2014 2015 2016 2017

Major Assumptions:

Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, 4.00% for 2017, and 4.03% for 2018E

Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, 3.25% for 2017, and 4.25% for 2018E

Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014

United States Steel Corporation

21

Reconciliation of segment EBITDA

Segment EBITDA – Flat-Rolled ($ millions)	2Q 2017	1Q 2018	2Q 2018	1H 2017	1H 2018
Segment earnings before interest and income taxes	$220	$33	$224	$132	$257
Depreciation	81	90	92	180	182
Segment EBITDA	$301	$123	$316	$312	$439

Segment EBITDA – U. S. Steel Europe ($ millions)	2Q 2017	1Q 2018	2Q 2018	1H 2017	1H 2018
Segment earnings before interest and income taxes	$55	$110	$115	$142	$225
Depreciation	17	20	21	36	41
Segment EBITDA	$72	$130	$136	$178	$266

Segment EBITDA – Tubular ($ millions)	2Q 2017	1Q 2018	2Q 2018	1H 2017	1H 2018
Segment loss before interest and income taxes	($29)	($27)	($35)	($86)	($62)
Depreciation	13	13	12	28	25
Segment EBITDA	($16)	($14)	($23)	($58)	($37)

United States Steel Corporation

Reconciliation to Consolidated 3Q and Full Year EBITDA Included in Guidance

($ millions)	3Q 2018	FY 2018	
Projected net earnings attributable to United States Steel Corporation included in Guidance	$288	$925	$975
Estimated income tax expense	22	50	50
Estimated net interest and other financial costs	61	315	315
Estimated depreciation, depletion and amortization	129	520	520
Projected EBITDA included in Guidance	$500	$1,810	$1,860
Gain on equity investee transactions	-	(18)	(18)
Granite City Works blast furnace B restart costs	-	36	36
Estimated Granite City Works blast furnace A restart costs	25	30	30
Granite City Works adjustment to temporary idling charges	-	(8)	(8)
Projected adjusted EBITDA included in Guidance	$525	$1,850	$1,900

22

United States Steel Corporation

Reconciliation of net debt Net Debt YE 2015 YE 2016 YE 2017 1H 2018 ($ millions) Short-term debt and current maturities of long-term $45 $50 $3 $4 debt Long-term debt, less unamortized discount and debt 3,093 2,981 2,700 2,541 issuance costs Total Debt $3,138 $3,031 $2,703 $2,545 Less: Cash and cash equivalents 755 1,515 1,553 1,231 Net Debt $2,383 $1,516 $1,150 $1,314 United States Steel Corporation Cash conversion cycle Cash Conversion Cycle 1Q 2018 2Q 2018 $ $ millions Days millions Days Accounts Receivable, net $1,566 42 $1,656 41 + Inventories $1,824 57 $1,848 53 − Accounts Payable and Other Accrued $2,164 69 $2,318 65 Liabilities = Cash Conversion Cycle 30 29 Accounts Receivable Days is calculated as Average Accounts Receivable, net divided by total Net Sales multiplied by the number of days in the quarter. Inventory Days is calculated as Average Inventory divided by total Cost of Sales multiplied by the number of days in the quarter. Accounts Payable Days is calculated as Average Accounts Payable and Other Accrued Liabilities less bank checks outstanding and other current liabilities divided by total Cost of Sales multiplied by the number of days in the quarter. Cash Conversion Cycle is calculated as Accounts Receivable Days plus Inventory Days less Accounts Payable Days. United States Steel Corporation 23

Reconciliation of reported and adjusted net earnings

($ millions)	2Q 2017	2Q 2018
Reported net earnings attributable to U. S. Steel	$261	$214
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	–
Gain on equity investee transactions	–	(18)
Granite City restart costs	–	36
Granite City Works temporary idling charges	–	2
Loss on debt extinguishment and other related costs	–	28
Adjusted net earnings attributable to U. S. Steel	$189	$262

Note: The adjustments included in the table have been tax effected at a 0% rate due to the recognition of a full valuation allowance.

United States Steel Corporation

Reconciliation of adjusted EBITDA

($ millions)	2Q 2017	1Q 2018	2Q 2018	1H 2017	1H 2018
Reported net earnings attributable to U. S. Steel	$261	$18	$214	$81	$232
Income tax provision (benefit)	(16)	1	12	3	13
Net interest and other financial costs[1]	82	118	75	163	193
Reported earnings before interest and income taxes	$327	$137	$301	$247	$438
Depreciation, depletion and amortization expense	121	128	130	258	258
EBITDA	$448	$265	$431	$505	$696
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	–	–	(72)	–
Gain on equity investee transactions	–	–	(18)	–	(18)
Granite City Works restart costs	–	–	36	–	36
Loss on shutdown of certain tubular assets	–	–	–	35	–
Granite City Works temporary idling charges	–	(10)	2	–	(8)
Adjusted EBITDA	$376	$255	$451	$468	$706

[1]Net interest and other financial costs amounts were adjusted due to the retrospective application of accounting standards update 2017-07, "Compensation-Retirement Benefits" that was effective January 1, 2018.

24

United States Steel Corporation